UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 8, 2019

WESTERN MIDSTREAM OPERATING, LP
(Exact name of registrant as specified in its charter)

Delaware	001-34046	26-1075808
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

 1201 Lake Robbins Drive
The Woodlands, Texas 77380
(Address of principal executive office) (Zip Code)

(832) 636-6000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).    Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Introductory Note

On August 8, 2019 (the “Closing Date”), Occidental Petroleum Corporation, a Delaware corporation (“Occidental”), completed its previously announced acquisition of Anadarko Petroleum Corporation, a Delaware corporation (“Anadarko”), the indirect general partner and majority unitholder of Western Midstream Partners, LP (“WES”), through the merger of Baseball Merger Sub 1, Inc., a Delaware corporation and an indirect, wholly owned subsidiary of Occidental (“Merger Subsidiary”), with and into Anadarko (the “Merger”), with Anadarko surviving and continuing as the surviving corporation in the Merger. As a result of the Merger, Anadarko became an indirect, wholly owned subsidiary of Occidental. WES owns the general partner of, and a 98% limited partner interest in, Western Midstream Operating, LP (the “Partnership”).

At the effective time of the Merger, in accordance with the Agreement and Plan of Merger, dated May 9, 2019 (the “Merger Agreement”), by and among Anadarko, Occidental and Merger Subsidiary, each outstanding share of common stock of Anadarko (except as otherwise specified in the Merger Agreement) was converted into the right to receive $59.00 in cash and 0.2934 of a share of common stock of Occidental, plus cash in lieu of any fractional Occidental shares that otherwise would have been issued (the “Merger Consideration”). Occidental financed the cash portion of the Merger Consideration with the proceeds of the following debt and equity financings: (1) the previously announced $10.0 billion equity investment by Berkshire Hathaway Inc., (2) an $8.8 billion senior unsecured term loan credit facility, with Citibank, N.A., as administrative agent, and certain financial institutions, as lenders, and (3) the issuance of senior unsecured notes in an aggregate principal amount of $13.0 billion.

As a result of the Merger, Occidental indirectly (1) wholly owns and controls Western Midstream Holdings, LLC (“WES GP”), the general partner of WES and holds approximately 55% of WES’s limited partner units, and (2) by virtue of its control of WES GP, controls Western Midstream Operating GP, LLC (the “General Partner”), the general partner of the Partnership.

Item 5.01 Changes in Control of Registrant.

The information set forth in the Introductory Note of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth under Item 5.01 of this Current Report on Form 8-K is incorporated into this Item 5.02 by reference.

Departure of WES GP Directors

On August 8, 2019, in connection with the consummation of the Merger, Milton Carroll, Benjamin M. Fink, Robin H. Fielder, Robert G. Gwin, Daniel E. Brown, Mitchell W. Ingram and Amanda M. McMillian resigned from the board of directors (the “Board”) of WES GP effective immediately following the consummation of the Merger. At the time of their resignations, none of the foregoing individuals (i) had any disagreements on any matter relating to the operations, policies or practices of WES, WES GP, the Partnership or the General Partner or (ii) except with respect to Mr. Carroll, served on any committee of the Board.

Election of WES GP Directors

On August 8, 2019, in connection with the consummation of the Merger, Occidental appointed Mses. Marcia E. Backus and Jennifer M. Kirk and Messrs. Oscar K. Brown, Peter J. Bennett, Michael P. Ure and Glenn M. Vangolen to the Board. Additionally, Mr. Vangolen was appointed as Chairman of the Board. Biographical information regarding each of these individuals is set forth below.

Marcia E. Backus

Ms. Backus, age 64, has served as General Counsel of Occidental since 2013, Senior Vice President since 2014 and Chief Compliance Officer since 2015. Ms. Backus is responsible for overseeing Occidental’s legal and compliance departments worldwide. Prior to joining Occidental, Ms. Backus was a partner at the law firm Vinson & Elkins L.L.P., heading the firm’s Energy Transactions/Projects Practice Group and serving in key leadership positions.

Jennifer M. Kirk

Ms. Kirk, age 44, was appointed Senior Vice President, Integration, of Occidental on August 8, 2019. In her current role, Ms. Kirk is responsible for overseeing the integration of Anadarko and facilitating Occidental’s achievement of its synergy targets. Prior to her current position, she served as Vice President, Controller and Principal Accounting Officer of Occidental from 2014 - August 2019, and was responsible for the direct oversight of Occidental’s financial reporting, accounting and internal controls functions. Ms. Kirk joined Occidental in 1999, and has served in financial roles of increasing responsibility and leadership. Prior to joining Occidental, she was with Arthur Andersen, LLP. Ms. Kirk also serves on the Board of Directors of Republic Services, Inc., where she serves as chair of the Audit Committee and as a member of the Sustainability & Corporate Responsibility Committee.

Oscar K. Brown

Mr. Brown, age 49, has served as Senior Vice President, Strategy, Business Development and Integrated Supply of Occidental since November 2018. In this role, he is responsible for, among other things, Occidental’s global business development functions and global supply chain management. Mr. Brown previously served as Senior Vice President, Corporate Strategy and Business Development from July 2017 to November 2018. Prior to joining Occidental in 2016, Mr. Brown worked at Bank of America Merrill Lynch, where he most recently served as managing director and co-head of Americas Energy Investment Banking. Mr. Brown serves as Occidental’s designated representative on the Board of Directors of Plains All American Pipeline’s governing entity, PAA GP Holdings LLC (NYSE: PAA and PAGP).

Peter J. “Jeff” Bennett

Mr. Bennett, age 51, has served as Senior Vice President, Permian Resources of Occidental Oil and Gas, a subsidiary of Occidental, since April 2018 and Vice President of Occidental since December 2016. In this role, Mr. Bennett is responsible for the operations, growth and optimization strategy for all of Occidental’s Permian Resources business. Mr. Bennett previously served as President and General Manager - Permian Resources, New Mexico Delaware Basin, from January 2017 to April 2018, Chief Transformation Officer from June 2016 to January 2017, Vice President, Portfolio and Optimization of Occidental Oil and Gas from February 2016 to June 2016 and, prior to that, pioneered innovative logistical and operational solutions as Vice President, Operations Portfolio and Integrated Planning of Occidental Oil and Gas from October 2015 to February 2016.

Michael P. Ure

Mr. Ure, age 42, has served as Senior Vice President, Business Development of Occidental Oil and Gas since July 2017 and as Vice President, Mergers and Acquisitions of Occidental since October 2014. Mr. Ure has a leadership role in evaluating acquisition and divestiture opportunities including, during his tenure, accountability for Occidental’s business development activities in North and Latin America. Prior to joining Occidental, Mr. Ure served in a leadership role with Shell Exploration and Production’s Upstream Americas Business Development organization and as an investment banker in New York, London and Houston; most recently with Goldman, Sachs & Co.

Glenn M. Vangolen

Mr. Vangolen, age 60, has been Senior Vice President, Business Support of Occidental since February 2015. In this role, Mr. Vangolen oversees the Human Resources and Administration; Information Technology; Flight Operations; Health, Environment, Safety and Security; Government Relations and Corporate Secretary functions of Occidental. Mr. Vangolen has held positions of increasing responsibility in the oil and gas and corporate segments within Occidental, including senior leadership positions in the Middle East.

Officers or employees of Occidental who also serve as directors of WES GP do not receive additional compensation for their service as a director. Accordingly, none of Mses. Backus, Kirk and Messrs. Brown, Bennett, Ure and Vangolen will receive additional compensation for their respective service as a director of WES GP. Each of them will have rights to indemnification by WES and WES GP pursuant to the organizational documents of such entities, and an Indemnification Agreement, the form of which has been previously filed by WES.

None of Mses. Backus and Kirk or Messrs. Brown, Bennett, Ure and Vangolen has had any direct or indirect material interest in any transaction or series of similar transactions contemplated by Item 404(a) of Regulation S-K other than through her or his employment with Occidental.

WES GP currently has 11 directors: Steven D. Arnold, Marcia E. Backus, Peter J. Bennett, Oscar K. Brown, James R. Crane, Thomas R. Hix, Jennifer M. Kirk, Craig W. Stewart, David J. Tudor, Michael P. Ure and Glenn M. Vangolen. Messrs. Arnold, Crane, Hix, Stewart and Tudor are independent as defined under the independence standards established by the New York Stock Exchange and the Securities Exchange Act of 1934. The composition of the Audit and Special Committees of the Board are unchanged, except that Mr. Carroll no longer serves on the Special Committee.

Departure and Appointment of Officers

On August 8, 2019, in connection with the consummation of the Merger, WES, as the sole member of the General Partner, appointed Michael P. Ure as President and Chief Executive Officer, and Craig W. Collins as Senior Vice President and Chief Operating Officer, to succeed Robin H. Fielder and Gennifer F. Kelly, respectively. Biographical information regarding Mr. Ure is provided above, and information regarding Mr. Collins is set forth below. Neither Mr. Ure nor Mr. Collins has any family relationships with any director, executive officer or person nominated or chosen to become a director or executive officer of the Partnership or the General Partner. There are no arrangements or understandings between Mr. Ure and any other person pursuant to which Mr. Ure was appointed as President and Chief Executive Officer, or between Mr. Collins and any other person pursuant to which Mr. Collins was appointed as Senior Vice President and Chief Operating Officer.

Craig W. Collins

Mr. Collins, age 46, has served as Vice President, Midstream of Occidental since June 2019. In that role, Mr. Collins is responsible for leading Occidental’s midstream operations business unit. Prior to joining Occidental, Mr. Collins served as Vice President and Chief Operating Officer - Midstream, of Alta Mesa Resources, Inc. from April 2018 to April 2019. From February 2017 to April 2018, Mr. Collins served as Senior Vice President and Chief Operating Officer of the General Partner and the general partner of the Partnership’s subsidiary, Western Gas Partners, LP (now renamed Western Midstream Operating, LP) (“Western Gas”). He previously served as Director of Midstream Engineering for Anadarko from July 2016 to February 2017, during which time he was responsible for the engineering and construction of midstream infrastructure for Anadarko and Western Gas. He joined Anadarko in 2003 and served in several roles of increasing responsibility in Anadarko’s Treasury, Corporate Development, and Midstream groups.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTERN MIDSTREAM OPERATING, LP

		By:	Western Midstream Operating GP, LLC, its general partner

Dated:	August 8, 2019	By:	/s/ John D. Montanti
John D. Montanti Vice President, General Counsel and Corporate Secretary